[ERNST & YOUNG LLP LETTERHEAD]



Board of Trustees
Pacific Capital Funds

We have examined the accompanying description of policies and procedures of the Growth Stock Fund, U.S. Treasury Securities Fund, Short Intermediate U.S. Treasury Securities Fund, Growth and Income Fund, Diversified Fixed Income Fund, Tax-Free Securities Fund, Tax-Free Short Intermediate Securities Fund and New Asia Growth Fund of the Pacific Capital Funds (the "Fund") applicable to the multiple distribution system for calculation of the net asset value and dividends/distributions with respect to the allocation of income and expenses to the various classes of shares of the Fund. Our examination included procedures to obtain reasonable assurance about whether (1) the accompanying description presents fairly, in all material respects, the aspects of the Fund's policies and procedures that may be relevant to understanding the internal control structure relating to the Multiple Class System under review, (2) the control structure policies and procedures included in the description were suitably designed to achieve the control objectives specified in the description, if those policies and procedures were complied with satisfactorily, and (3) such policies and procedures had been placed in operation for the period October 14, 1994 to July 31, 1995. Our examination was performed in accordance with standards established by the American Institute of Certified Public Accountants and included those procedures we considered necessary in the circumstances to obtain a reasonable basis for rendering our opinion.

In our opinion, the accompanying description of the Multiple Class System presents fairly, in all material respects, the relevant aspects of the Fund's policies and procedures that had been placed in operation for the period October 14, 1994 to July 31, 1995. Also, in our opinion, the policies and procedures, as described, are suitably designed to provide reasonable assurance that the specified control objectives would be achieved if the described policies and procedures were complied with satisfactorily.

In addition to the procedures we considered necessary to render our opinion as expressed in the previous paragraph, we applied tests to specific policies and procedures as listed in Section III to obtain evidence about the effectiveness of such policies and procedures in meeting the control objectives, described in Section II, during the period October 14, 1994 to July 31, 1995.

The specific policies and procedures and the nature, timing, extent, and results of the tests are listed in Sections II and III, respectively, of this report. In our opinion, the policies and procedures that were tested, as described in Section II, were operating with sufficient effectiveness to provide reasonable, but not absolute, assurance that the control objectives specified in Section II were achieved during the period indicated.


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[ERNST & YOUNG LLP LOGO]


The description of specific policies and procedures of the Fund's Multiple
Class System for the period October 14, 1994 to July 31, 1995, and information about tests of the operating effectiveness of specified policies and procedures covered the period noted above. Any projection of such information to the future is subject to the risk that, because of change, the description may no longer portray the system in existence. The potential effectiveness of specified policies and procedures from the Fund's system under review is subject to inherent limitations and, accordingly, errors or irregularities may occur and not be detected. Furthermore, the projection of any conclusions, based on our findings, to future periods is subject to the risk that changes may alter the validity of such conclusions.

This report is intended solely for use by the Board of Trustees, the Management of the Fund, and for filing with the Securities and Exchange Commission, and should not be used for any other purpose.

                                          /s/ Ernst & Young LLP

September 13, 1995


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                              SECTION II




               DESCRIPTION OF METHODOLOGY AND PROCEDURES
               FOR CALCULATING NET ASSET VALUE, DIVIDEND
               DISTRIBUTION OF THE TWO CLASSES OF SHARES
                AND THE ALLOCATION OF EXPENSES AMONG
                    THE TWO CLASSES OF FUND SHARES

                      MULTIPLE PRICING FUNDS
            NAV AND DIVIDEND/DISTRIBUTION DETERMINATION


Funds that adopt the multiple pricing concept will be required to maintain records that account for each class of shares. Retail shares will be charged with a distribution fee (12b-1 fee) on a daily basis. Since the fee schedule will not be the same between the varying classes, separate NAV's and/or dividends/distributions must be calculated for each class of shares.

I.  DIVIDEND POLICIES

The procedures for calculating NAV and dividends/distributions depend upon the dividend policy of the "Company". The dividend policy of the Pacific Capital Funds is to declare and pay net income monthly except for the New Asia Growth Fund which declares and pays net income quarterly. Distributable net realized capital gains are distributed at least annually.

In maintaining the records for the funds, the profit and loss accounts must be allocated to each class of shares. That is, net investment income, unrealized and realized gains or losses will be allocated daily to each class of shares based upon the relative net assets of each class of shares. These balances will be accumulated by class of shares.

Income will be distributed utilizing the record share method. This method starts with the sum of net investment income available for all classes after deduction of allocated expenses but before consideration of expenses unique to any class (or expenses, if any, incrementally higher for any class), and divides this sum by total settled shares for all classes combined to arrive at a gross dividend rate for all outstanding shares. From this gross rate an amount per share for each class (which represents the unique and incrementally higher, if any, expenses accrued during the period to that class divided by the record date shares outstanding for that class) is subtracted. The result is the actual per share rate available for each class.

II. EXPENSE CLASSIFICATIONS

On a daily basis, expenses are attributable to each class of shares depending on the nature of the expenditures. These fall into three categories:

(1) Expense incurred by the Trust not attributable to a particular Portfolio or a particular class thereof ("Trust Expenses");

(2) Expense incurred by the Portfolio but not attributable to any particular class of the Portfolio's shares (e.g. investment advisory fees) ("Portfolio Expenses"); and

(3) Expenses specifically attributable to the particular class ("Class Expenses"), which will be limited to (a) transfer agent fees as identified by the Transfer Agent as being attributable to a specific class; (b) fees and expenses of the administrator that are identified and approved by the Trust's Board as being attributable to a specific class of shares; (c) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a class; (d) Blue Sky registration fees incurred by a class of shares; (e) Securities and Exchange Commission registration fees incurred by a class of shares; (f) the expense of administrative personnel and services as required to support the shareholders of a specific class; (g) litigation or other legal expenses or audit or other accounting expenses relating solely to one class of shares; (h) trustees fees incurred as a result of issues relating to one class of shares. Class expenses must be determined to be directly attributable to one or more classes and that they should be allocated to that class or those classes exclusively.

(4) Additionally, fees under the Rule 12b-1 Plans will be assessed to the Retail Class of shares;

III. EXPENSE CALCULATIONS

Prior to determining the day's NAV or dividends/distributions, the following expense items must be calculated as indicated:

(1) Trust Expenses -- Determine daily expense accrual from expense budget and allocate to each class of shares based upon the relative net assets of each class of shares at the close of the prior day.

(2) Portfolio Expenses -- Using the prior day's ending net assets for each class of shares, calculate the current day's accrual for each class. The effective rate used will be the same for all classes and is based on the total net assets of the fund.

(3) Class Expenses -- Determine daily accrual from expense budget by using the prior day's ending net assets for each class of shares to calculate the current day's accrual.

(4) 12b-1 Fees -- Using the prior day's ending net assets for the Retail Class of shares, calculate the current day's accrual.

IV. NAV AND DIVIDEND/DISTRIBUTION POLICIES

The calculations of NAV and dividend/distributions according to the Portfolio's dividend priority are as follows:

    Dividend/Distributions -- Determine distribution by class of shares by completing "NAV and Distribution per Share Worksheet for Funds that Do Not Declare Daily" (See Exhibit 1).

    NAV -- Determine NAV by class of shares by completing "NAV and Distribution per Share Worksheet for Funds that Do Not Declare Dividends/Distributions Daily" (See Exhibit 1).

V. CONTROL OBJECTIVES AND PROCEDURES

   The Worksheet is a supplementary manual application of the Group's primary accounting system. Certain data is utilized from the primary accounting system to allocate income and expenses and to calculate the daily net asset value and dividends/distributions for each class of shares. The primary accounting system includes the details of transactions in accordance with the Investment Company Act of 1940, as amended.

   The following represents the internal accounting control objectives and procedures for the allocation of income and expenses and the calculation of NAV and dividends and distributions for the classes of shares. It does not cover the internal accounting control procedures surrounding the processing of information into the Group's primary accounting system.

          Control Objectives                      Control Procedures
          ------------------                      ------------------

1. Direct expenses charged to each class    A. Class-specific expenses are
   of shares are correctly recorded in         calculated by the Worksheet
   the fund accounting records and are         and reconciled with the
   allocated properly to the correct           primary accounting system.
   class of shares.

2. Gross income, other operating            A. Gross income, other operating
   expenses, realized gains/losses and         expenses, realized gains/losses
   unrealized gains/losses are allocated       and unrealized gains/losses are
   properly to each class of shares            allocated according to
   based upon prior day's net assets           percentages calculated for each
   plus current day's shareholder              class of shares based upon the
   activity.                                   information from the prior day's
                                               accounting records and the
                                               information provided by the
                                               transfer agent. The allocations
                                               performed by the Worksheet are
                                               reconciled with the primary
                                               accounting system.

3. Dividend rates and daily NAVs per       A. The sum of each class's net
   share for each class of shares reflect      investment income and gains/
   the proper allocation of income and         losses is agreed to the
   operating expenses as well as the full      composite totals for the fund and
   amount of any direct expenses               to the primary accounting system.
   charged to the respective class of
   shares.

          Control Objectives                      Control Procedures
          ------------------                      ------------------

                                            A. Net assets for each class are
                                               proved to the opening balance
                                               adjusted for the day's activity
                                               (shares for each class are
                                               compared to daily summary sheets
                                               received from the transfer
                                               agent). The composite total net
                                               assets for the fund and the net
                                               assets for each class are agreed
                                               to the primary accounting system.

                                             C. Relative movements of net asset
                                                values per share and dividend
                                                rates are checked by the fund
                                                accountant and supervisor for
                                                reasonableness against
                                                anticipated results.

                                             D. The Worksheet is reviewed and
                                                signed by two Fund Accountants.

MULTIPLE PRICING FUNDS--VARIABLE NAV FUNDS
NAV AND DISTRIBUTION PER SHARE FOR FUNDS THAT DO NOT
DECLARE DIVIDENDS/DISTRIBUTIONS DAILY                                 EXHIBIT I

      FUND
           ----------------------

      DATE                                        TOTAL              CLASS A                CLASS B               CLASS C
           ----------------------          -----------------    ------------------    ------------------    ------------------
1 PRIOR DAY NAV PER SHARE
  a (ROUNDED) [26, PRIOR DAY]
                                                                ------------------    ------------------    ------------------
  b (UNROUNDED)
                                                                ------------------    ------------------    ------------------

ALLOCATION PERCENTAGES
----------------------

2 SHARES OUTSTANDING-- PRIOR DAY
                                           ------------------    ------------------    ------------------     ------------------

3 TOTAL NET ASSETS [2*1] -- PRIOR DAY
                                           ------------------    ------------------    ------------------     ------------------

4 CURRENT DAYS SHAREHOLDER ACTIVITY ($)
                                           ------------------    ------------------    ------------------     ------------------

5 NET ASSETS BEGINNING OF DAY [3+4]
                                           ------------------    ------------------    ------------------     ------------------

6 % NET ASSETS BEGINNING OF DAY BY CLASS

  [5(A)/5(T) & 5(B)/5(T) & 5(C)/5(T)]            100%
                                           ------------------    ------------------    ------------------     ------------------

7 SHARES OUTSTANDING, CURRENT DAY
                                           ------------------    ------------------    ------------------     ------------------

INCOME AND EXPENSES
-------------------

8 DAILY GROSS INCOME [8(T)*6(A)
  OR 6(B) OR 6(C)]
                                           ------------------    ------------------    ------------------     ------------------
9 COMMON MGT EXPENSES**[9(T)*
  6(A) OR 6(B) OR 6(C)
                                           ------------------    ------------------    ------------------     ------------------

10 COMMON FIXED EXPENSES**[10(T)*
   6(A) OR 6(B) OR 6(C)
                                           ------------------    ------------------    ------------------     ------------------

11 12B-1 FEES
                                           ------------------    ------------------    ------------------     ------------------
12 CLASS EXPENSES


            -TRANSFER AGENT
                                           ------------------    ------------------    ------------------     ------------------
            -PRINTING/POSTAGE
                                           ------------------    ------------------    ------------------     ------------------
            -BLUE SKY REGISTRATION
                                           ------------------    ------------------    ------------------     ------------------
            -SEC REGISTRATION
                                           ------------------    ------------------    ------------------     ------------------
            -ADMINISTRATION
                                           ------------------    ------------------    ------------------     ------------------
            -LEGAL
                                           ------------------    ------------------    ------------------     ------------------
            -TRUSTEE
                                           ------------------    ------------------    ------------------     ------------------
13 TOTAL DAILY EXPENSES [9+10+11+12]
                                           ------------------    ------------------    ------------------     ------------------
14 DAILY NET INCOME [8-13]
                                           ------------------    ------------------    ------------------     ------------------

CAPITAL & NAV PROOF
-------------------

15 CUMULATIVE UNDISTRIBUTED INCOME
   --PRIOR DAY [17, PRIOR DAY]
                                           ------------------    ------------------    ------------------     ------------------
16 INCOME DISTRIBUTED***
                                           ------------------    ------------------    ------------------     ------------------
17 CUMULATIVE UNDISTRIBUTED INCOME
   --CURRENT DAY [14+15-16]
                                           ------------------    ------------------    ------------------     ------------------
18 CUMULATIVE UNDISTRIBUTED REAL GAIN/LOSS
   --PRIOR DAY [21, PRIOR DAY]
                                           ------------------    ------------------    ------------------     ------------------
19 REALIZED GAIN/LOSS CURRENT DAY
   [19(T)*6(A) OR 6(B) OR 6(C)]
                                           ------------------    ------------------    ------------------     ------------------
20 CAPITAL GAIN DISTRIBUTION***
                                           ------------------    ------------------    ------------------     ------------------
21 CUMULATIVE UNDISTRIBUTED GAIN/LOSS
   --CURRENT DAY [18+19-20]
                                           ------------------    ------------------    ------------------     ------------------
22 UNREALIZED APPR/DEPR -- CURRENT DAY
   [22(T)*6(A) OR 6(B) OR 6(C)]
                                           ------------------    ------------------    ------------------     ------------------
23 DAILY NET ASSET CHANGE
   [14-16+19-20+22+4]
                                           ------------------    ------------------    ------------------     ------------------
24 PRIOR DAY NET ASSETS
                                           ------------------    ------------------    ------------------     ------------------
25 CURRENT DAY NET ASSETS [23+24]
                                           ------------------    ------------------    ------------------     ------------------
26 NAV PER SHARE [25/7]
                                           ------------------    ------------------    ------------------     ------------------
27 SALES LOAD AS A PERCENT OF OFFERING
   PRICE
                                           ------------------    ------------------    ------------------     ------------------
28 OFFERING PRICE [26/(100% - 27)]
                                                                 ------------------    ------------------     ------------------
                                                                 ------------------    ------------------     ------------------

 ** EXPENSES COMMON TO EACH CLASS OF SHARES, INCLUDING TRUST EXPENSES AND PORTFOLIO EXPENSES
*** NET INCOME AND CAPITAL GAINS ARE DISTRIBUTED VIA THE RECORD SHARE METHOD


SECTION III

Tests of Effectiveness of Control Structure Policies and Procedures
-------------------------------------------------------------------

Our tests of the effectiveness of control structure policies and procedures were designed to determine whether:

     1. The description of the Fund's policies and procedures included in
        Section II of this report presents fairly, in all material respects, those aspects of the Fund's control structure that may be relevant to the Fund's internal control structure.

     2. The control structure policies and procedures described in Section II of this report were suitably designed to achieve the control objectives defined in Section II of this report, if those policies and procedures were complied with satisfactorily,

     3. The control structure policies and procedures described in Section II of this report had been placed in operation as of the date specified, and

     4. The control structure policies and procedures were operating with sufficient effectiveness to provide reasonable, but not absolute, assurance that the control objectives in Section II were achieved during the period from October 14, 1994 to July 31, 1995.

Our tests of the effectiveness of control structure policies and procedures included the following procedures, to the extent we considered necessary (a) a review of the Fund's organizational structure, including the segregation of functional responsibilities and policy statements, (b) discussions with management, accounting, administrative and other personnel who are assigned responsibilities for developing, ensuring adherence to and for applying control structure policies and procedures, and (c) observations of personnel in the performance of their assigned duties.

Our tests of the effectiveness of control structure policies and procedures included such other tests as we considered necessary in the circumstances to evaluate whether those policies and procedures, and the extent of compliance with them, is sufficient to provide reasonable, but not absolute, assurance that the specified control objectives were achieved during the period from October 14, 1994 to July 31, 1995. Our tests of the operational effectiveness of control structure policies and procedures were designed to cover a representative number of calculations throughout the period October 14, 1994 to July 31, 1995 for each of the functions listed in Section II which satisfy the control objectives listed in Section II of this report. In selecting particular tests of the operational effectiveness of control structure policies and procedures, we considered the (a) nature of the items being tested, (b) the kinds and competence of available evidential matter, (c) the nature of the audit objectives to be achieved, (d) the assessed level of control risk, and
(e) the expected efficiency and effectiveness of the tests.

Tests of effectiveness of control structure policies and procedures included:

     - Tests of source documentation to ensure validity of information.

     - Tests of input and supervisory control procedures in place to ensure accuracy, completeness, validity and integrity of processing.

     - Tests of recalculation of output to verify accuracy.

     - Tests of output control procedures and resultant documents and reports relative to specific calculations to ensure accurate and timely updates of accounting records were achieved.

Testing procedures were designed and performed to enable us to conclude that the control objectives listed in Section II of this report were achieved during the period October 14, 1994 to July 31, 1995.